                             WBBQ AGREEMENT OF SALE

                                     Between

                      MEDICAL COLLEGE OF GEORGIA FOUNDATION

                                       And

                          Cumulus Licensing Corporation

                                       And

                           Cumulus Broadcasting, Inc.
                   -------------------------------------------


Dated: September 4, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    ASSETS SOLD AND PURCHASED............................................  2

2.    PURCHASE PRICE; DEPOSIT; ASSUMPTION OF LIABILITIES...................  4
      (a)   Purchase Price.................................................  4
      (b)   Deposit........................................................  5
      (c)   Assumption of Liabilities......................................  6

3.    PAYMENT OF CERTAIN ITEMS.............................................  6

4.    SELLER'S REPRESENTATIONS AND WARRANTIES..............................  8
      (a)   (i)        Organization and Authority..........................  8
            (ii)       No Insolvency.......................................  9
            (iii)      Taxes............................................... 10
            (iv)       FCC Filings......................................... 10
            (v)        Representations and Warranties...................... 10
      (b)   (i)        Compliance with Laws................................ 11
            (ii)       Tangible Assets..................................... 12
            (iii)      Condition of Equipment.............................. 12
            (iv)       FCC Licenses........................................ 13
            (v)        Public Inspection Files............................. 14
            (vi)       Financial Statements................................ 14
            (vii)      Contracts........................................... 14
            (viii)     No Insolvency....................................... 15
            (ix)       Union Activity...................................... 16
            (x)        Employee Benefits................................... 16
            (xi)       Adverse Conditions.................................. 17
            (xii)      Transmitter and Studio Sites........................ 17
            (xiii)     Environmental Matters............................... 18
            (xiv)      Taxes............................................... 20
            (xv)       Insurance........................................... 20
            (xvi)      All Necessary Assets................................ 21
            (xvii)     Copyrights and Service Marks........................ 21
            (xviii)    FCC Filings......................................... 22
            (xix)      Conduct of Business................................. 22

5.    PURCHASER'S REPRESENTATIONS AND WARRANTIES........................... 22
      (a)   Organization................................................... 22
      (b)   Due Authorization.............................................. 23
      (c)   Binding Agreement.............................................. 23
      (d)   No Conflicts................................................... 23
      (e)   FCC Approval................................................... 23
      (f)   No Conflicting Agreements...................................... 23
      (g)   No Litigation.................................................. 24
      (h)   Representations and Warranties................................. 24

6.    OPERATIONS PENDING CLOSING........................................... 24
      (a)   Access to Stations............................................. 24
      (b)   Compliance with Laws........................................... 25
      (c)   Maintenance of Stations Assets................................. 25
      (d)   Conduct of Business............................................ 25
      (e)   Salary Increases............................................... 26
      (f)   Required Consents.............................................. 26
      (g)   Books and Records.............................................. 26
      (h)   Contracts...................................................... 27

7.    PURCHASER'S PERFORMANCE.............................................. 27

8.    SELLER'S PERFORMANCE................................................. 30

9.    FCC APPROVAL AND APPLICATION......................................... 32

10.   HART-SCOTT-RODINO FILING............................................. 33

11.   DATE, NOTICE AND PLACE OF CLOSING.................................... 33

12.   CONTROL OF STATIONS.................................................. 34

13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................... 34

14.   RIGHTS OF INDEMNIFICATION; DEFAULT................................... 34

15.   INDEMNIFICATION ESCROW............................................... 39

16.   ALTERNATIVE DISPUTE RESOLUTION....................................... 40

17.   BROKER'S FEE......................................................... 44

18.   SELLER'S PERFORMANCE AT CLOSING...................................... 44

19.   PURCHASER'S PERFORMANCE AT CLOSING................................... 46

20.   EVENTS OF TERMINATION; DISBURSEMENT OF DEPOSIT....................... 47
      (a)   Failure to Close without Fault................................. 47
      (b)   Disbursement of Deposit to Seller.............................. 48
      (c)   Return of Deposit to Purchaser................................. 49
      (d)   Mutual Agreement............................................... 50

21.   SPECIFIC PERFORMANCE................................................. 50

22.   BULK SALES LAW....................................................... 51

23.   ASSET ACQUISITION STATEMENT.......................................... 51

24.   EXHIBITS AND SCHEDULES............................................... 51

25.   ASSIGNMENTS; SUCCESSORS AND ASSIGNS.................................. 51

26.   CONSTRUCTION......................................................... 51

27.   COUNTERPARTS......................................................... 51

28.   NOTICES.............................................................. 52

29.   ADDITIONAL DOCUMENTS................................................. 53

30.   PARAGRAPH HEADINGS................................................... 53

31.   ENTIRE AGREEMENT..................................................... 53

32.   EXPENSES............................................................. 54

33.   ATTORNEYS' FEES...................................................... 54

34.   CONFIDENTIALITY...................................................... 54

35.   TIME BROKERAGE AGREEMENT............................................. 55

                             WBBQ AGREEMENT OF SALE

      THIS WBBQ AGREEMENT OF SALE (this "Agreement"), made this day of , 1997, by and between MEDICAL COLLEGE OF GEORGIA FOUNDATION, a Georgia not for profit corporation ("Seller"), and ______________________, a ______________________
corporation ("Purchaser").

                                   WITNESSETH:

      WHEREAS, Savannah Valley Broadcasting Company, a Georgia corporation ("Grantor"), is the licensee and operator of Radio Broadcast Stations WBBQ AM and FM, Augusta, Georgia ("Stations"), holding valid authorizations for the operation thereof from the Federal Communications Commission ("FCC");

      WHEREAS, Grantor wishes to make a charitable contribution to Seller of the Stations Assets (as hereinafter defined) pursuant to the Agreement to Transfer WBBQ Assets dated _________________, 1997, a copy of which is attached as Exhibit A hereto;

      WHEREAS, Seller, upon transfer of the Station Assets from Grantor, wishes to sell and Purchaser wishes to acquire the Stations Assets, in order that the proceeds from said sale may be added to the corpus of Seller's endowment; and

      WHEREAS, Grantor and Purchaser desire to enter into a time brokerage agreement ("TBA"), consistent with FCC rules and regulations, under which Purchaser will operate the Stations for the period commencing with the effective date of the TBA ("TBA Commencement Date") to the Closing Date (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

1. ASSETS SOLD AND PURCHASED.

      On the Closing Date, Seller will sell, transfer, assign and convey to Purchaser, by appropriate instruments, and Purchaser will purchase, subject to the terms and conditions hereinafter set forth, the following assets and properties (the "Stations Assets"), free and clear of all liens, claims, encumbrances and rights of others, except as otherwise set forth herein:

      (a) The FCC licenses and authorizations and all other licenses, permits and authorizations issued by any other federal, state or local governmental agency or authority for the operation of the Stations, including but not limited to those listed on Exhibit B hereto, and all other licenses, permits and authorizations now or hereafter obtained in connection with the operation of the Stations.

      (b) All fixed, tangible and intangible assets used and usable in the operation of the Stations, including, but not limited to, those assets identified on Exhibit C hereto, subject to any changes thereto made in the ordinary course of business between the date hereof and the Closing Date.

      (c) The contracts, leases and agreements listed and described on Exhibit D hereto which are to be in effect on the Closing Date, except those which may have been unilaterally canceled by a party other than Seller, provided that legal rights, if any, accruing to Seller by virtue of any such unilateral cancellation by a party other than Seller shall be assigned by Seller to Purchaser. To the extent that the assignment of any contract listed on

            Exhibit D may require the consent of a third party, Seller shall exercise its best efforts to secure such consent. In the event that Seller is unable to secure such consent, Purchaser shall not be required to assume performance pursuant to said contract.

      (d) The rights and obligations under the agreements, pursuant to which reimbursement is or was to be made in whole or in part in services, merchandise or other non-cash considerations ("Trade Deals"), listed and described on Exhibit E hereto, subject to any changes thereto made in the ordinary course of business between the date hereof and the Closing Date.

      (e) The call letters "WBBQ" and all copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with the Stations, and any registrations or applications for registration of any of the same, including but not limited to those copyrights, trademarks, trade names and service marks listed and described on Exhibit F hereto.

      (f) Such files, records and logs pertaining to the operation of the Stations as are required to be maintained by federal, state or local law or regulation and as Purchaser may reasonably require; provided, however, that Purchaser is not purchasing and will not be entitled to receive Seller's corporate charter, corporate minute books, original accounting journals, books of accounts, ledgers, tax returns or other confidential books and records not directly relating to the operation of the Stations.

      (g) The real property, the improvements thereon, fixtures and all easements and rights for the benefit of such property ("Real Property") as described on Exhibit G hereto, subject only to such easements, reservations, servitudes and other non-monetary encumbrances as described on Exhibit G and liens for taxes not yet due and payable.

      (h) The goodwill and all other intangible assets used in the operation of the Stations.

      Purchaser acknowledges that the WBBQ-FM transmitter site and tower ("FM Tower Site") is owned by Grantor. On the Closing Date, Purchaser shall enter into an agreement with Grantor for the lease of the FM Tower Site, in the form of Exhibit H hereto ("Tower Lease Agreement"). This Agreement is limited to the assets herein described, and Purchaser is not purchasing cash, cash equivalents, securities, accounts receivable for the sale of commercial time or insurance policies, all of which shall be and remain the exclusive property of Seller or Grantor, as the case may be, free and clear of any claim from Purchaser whatsoever.

2. PURCHASE PRICE; DEPOSIT; ASSUMPTION OF LIABILITIES.

      (a)   Purchase Price.

            The Purchase Price for the Stations Assets shall be ________________ Dollars ($__________). The Purchase Price for the Stations Assets shall be payable in full to Seller by wire transfer of immediately available funds on the Closing Date. The Purchase Price shall be allocated among the Stations Assets according to their current fair market values, as agreed to by Seller and Purchaser and as set forth in Exhibit I.

      (b)   Deposit.

            (i) Upon execution of this Agreement, Purchaser, by bank wire transfer of immediately available funds, shall deposit in escrow with _______________________, acting as escrow agent on the parties' behalf ("Escrow Agent"), a deposit ("Deposit") in the amount of _________ Dollars ($____________), which represents ten percent (10%) of the Purchase Price excluding the value of the Accounts Receivable. The Deposit shall be security for the consummation of the sale of the Stations Assets and shall be held in escrow pursuant to a separate escrow agreement ("Escrow Agreement") entered into between Seller, Purchaser and the Escrow Agent in the form of Exhibit J hereto. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall control. The Deposit shall be invested and disbursed in accordance with the terms of the Escrow Agreement.

            (ii) Subject to Section 20 of this Agreement and the Escrow Agreement, the Deposit, together with any interest earned thereon, shall be credited toward partial payment of the

                  Purchase Price on the Closing Date, disbursed to Seller, or returned to Purchaser upon termination of this Agreement.

      (c)   Assumption of Liabilities.

            The Stations Assets shall be sold and conveyed to Purchaser free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever except the following: (i) liens for taxes not yet due and payable; and (ii) the obligations of Seller for periods from and after the Closing Date under leases and contracts assigned to Purchaser that are described in Sections 1(c) and 1(d) hereof, which, subject to all necessary consents, Purchaser hereby expressly agrees to assume.

3. PAYMENT OF CERTAIN ITEMS.

      (a)   All FCC filing and grant fees, if any, shall be paid by Purchaser.

      (b)   Subject to any accounting made pursuant to the TBA referred to in
            Section 35 hereof, within ninety (90) days after closing, an accounting shall be made as follows:

            (i) All prepaid income, prepaid expenses, prepayments on any written contracts assumed by Purchaser hereunder, accrued income and accrued expenses of the Stations as of the end of the day prior to the Closing Date shall, except as otherwise expressly provided herein, be adjusted and allocated between Seller and Purchaser to reflect the principle that all expenses and income arising from the operation of the Stations before 12:01 a.m. on the Closing Date shall be for the account of Seller, and all expenses and income arising from the operation of the Stations from and after 12:01 a.m. on the Closing Date shall be for the account of Purchaser.

            (ii) As soon as practicable following the Closing Date, and in any event within ninety (90) days thereafter, or at such other time as the parties mutually agree, Purchaser shall deliver to Seller Purchaser's certificate setting forth as of the Closing Date all adjustments to be made as provided in (i) above. Purchaser shall provide Seller or Seller's representatives access to copies of all books and records as Seller may reasonably request for purposes of verifying such adjustments. Purchaser's certificate shall be final and conclusive unless objected to by Seller in writing within thirty (30) days after delivery. Seller and Purchaser shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within sixty (60) days after receipt by Purchaser of such written objection by Seller, which agreement, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review.

            (iii) In the event of a disagreement between Purchaser and Seller with respect to the accounting to be made hereunder, the parties agree that a public accounting firm chosen jointly by Purchaser and Seller shall be the final arbiter of such disagreement. The cost of such accounting firm shall be shared equally by the parties.

            (iv) Any amounts due Purchaser or Seller for the adjustments provided for herein shall be paid within ten (10) calendar days after final determination.

      (c) Filing and recordation fees and any other fees incurred in connection with the transfer of title to the property being conveyed hereunder, and any applicable transfer, sales or use taxes, and all expenses incurred in connection with such filing or recordation, shall be borne entirely by Purchaser.

4. SELLER'S REPRESENTATIONS AND WARRANTIES.

      (a) Seller covenants, represents and warrants the following, which representations and warranties shall be true and correct as of the Closing Date as if expressly restated on said date.

            (i) Organization and Authority. Medical College of Georgia Foundation is a not for profit corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has full power and authority to own its properties, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. All required corporate action with respect to Seller has been taken to approve this Agreement and the transactions contemplated hereby. The making and performance of this Agreement by Seller does not and will not violate any provisions of the organizational documents of Seller, or, subject to Seller obtaining those consents set forth on Exhibit K hereto, breach or constitute a default under any agreement, instrument, order, judgment or decree to which Seller is a party or by which it is bound or violate any law or regulation applicable to Seller or the Stations. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (ii)  No Insolvency.

                  No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its respective assets or properties are pending or, to the best of Seller's knowledge, overtly threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

            (iii) Taxes.

                  Seller has, and as of the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies which are due, including any such taxes, assessments, excises and levies which, if due and not paid, would interfere with Purchaser's enjoyment or use of the Stations Assets, excepting such taxes, assessments and other levies which will not be due until or after the Closing Date and which are to be prorated between Seller and Purchaser pursuant to the provisions of
                  Section 3(b) hereof.

            (iv)  FCC Filings.

                  None of the information contained in the representations and warranties of Seller set forth in any filing made by it with the FCC with respect to the transfer of the Stations or the assignment of the licenses therefor contains or will contain any untrue statement of a material fact or omits or will omit any material fact.

            (v)   Representations and Warranties.

                  The representations and warranties made by Seller in this Agreement are not, and will not be on the Closing Date, false or misleading individually or in the aggregate with respect to any material fact and will not omit to state a material fact required to be stated therein when necessary in order to make the statements contained therein not materially false or misleading.

      (b) Based upon the covenants, representations and warranties made to Seller by Grantor as set forth in Exhibit A hereto, Seller covenants, represents and warrants the following, which representations and warranties shall be true and correct as of the Closing Date as if expressly restated on said date.

            (i)   Compliance with Laws.

                  The operation of the Stations is now, and on the Closing Date will be, in compliance in all material respects with all applicable laws, rules and regulations of all federal, state and local authorities or agencies, and there is not now, nor on the Closing Date will there be, any judgment outstanding or litigation or proceeding pending or, to the best of Seller's knowledge, overtly threatened which affects the title or interest of Seller in or to any license or any other property or asset to be sold hereunder, or its power or right to sell, convey, transfer or assign the same to Purchaser as hereinafter provided, or which would prevent or affect the operation and use of the same by Purchaser, as presently operated and used by Grantor. Except for the consent of the FCC, the consent contemplated by Section 10 hereof, and any such consent set forth on Exhibit K hereto, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Seller to execute and deliver this Agreement and to perform its obligations hereunder.

            (ii)  Tangible Assets.

                  Exhibit C attached hereto represents a true, complete and accurate list of all tangible assets (other than the Real Property) used and usable in the business and/or operation of the Stations. Subject to Grantor's right to dispose of any properties, equipment and assets in the ordinary course of business, on the Closing Date Seller will convey to Purchaser good and valid title to such properties, equipment and assets and any other properties, equipment and assets acquired by it subsequent to the date hereof and used or usable in the business or operation of the Stations, free of any and all liens, charges, assessments, taxes, mortgages, pledges, conditional sales agreements, security agreements, encumbrances and rights of third parties of any kind whatsoever.

            (iii) Condition of Equipment.

                  Transmission and studio equipment and other equipment (mechanical and electrical) to be transferred to Purchaser hereunder is, and will be as of the Closing Date, in good repair and working condition with no material defects therein, fit for the purposes for which they are being utilized and in material compliance with all current FCC requirements and all other applicable laws and regulations.

            (iv)  FCC Licenses.

                  The FCC licenses, permits and authorizations to be assigned to Purchaser are, and will be as of the Closing Date, valid and existing authorizations for the purpose of operating the Stations, issued by the FCC under the Communications Act of 1934, as amended, and in accordance with the Rules and Regulations of the FCC, and applications, reports and other disclosures required by the FCC with respect to the Stations have been, and will be as of the Closing Date, duly filed. Grantor is an FCC licensee in good standing and, as of the date hereof, there are no proceedings or complaints pending or, to the best of Seller's knowledge, overtly threatened at the FCC against Grantor with respect to the Stations and Seller is not aware of any facts or circumstances that could reasonably provide a basis for any such proceedings or complaints. Grantor holds all licenses and governmental authorizations necessary to enable the Grantor to conduct its business of operating the Stations as presently conducted.

            (v)   Public Inspection Files.

                  The public inspection files for the Stations are in material compliance with the regulations of the FCC relating thereto.

            (vi)  Financial Statements.

                  The 1995, 1996 and January 1 to May 31, 1997 operating and financial statements of the Stations provided to Purchaser accurately reflect the financial condition and operations of the Stations for the periods covered and said financial statements are stated in accordance with generally accepted accounting principles consistently applied. There are no material liabilities associated with the Stations that are not accurately reflected in such operating and financial statements.

            (vii) Contracts.

                  True and complete copies of all contracts, leases, understandings and/or agreements and all modifications, amendments and renewals thereof listed on Exhibits D and E have been furnished to Purchaser and represent all contracts, leases, understandings and/or agreements of Grantor in conjunction with the operation of the Stations except contracts for the sale of air time. All material provisions of the contracts, understandings, leases and agreements listed on said Exhibits D and E and all other contracts, leases, understandings and agreements which may be effectuated between the date hereof and the Closing Date relating to the operations of the Stations have been complied with, and will have been complied with, in all material respects as of the Closing Date, and no material default in respect to any duties or obligations required according to the terms of such contracts, leases, understandings and agreements are or will have occurred. Exhibit E specifies the trade balance of all contracts listed thereon as of _______, 1997. All contracts and other agreements listed on Exhibits D and E are in full force and effect and are valid and, to the best of Seller's knowledge, enforceable in accordance with their respective terms.

            (viii) No Insolvency.

                  No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Grantor or any of its respective assets or properties are pending or, to the best of Seller's knowledge, threatened, and Grantor has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

            (ix)  Union Activity.

                  The employees of Grantor are not presently represented by and are not seeking representation through any union or other collective bargaining agent.

            (x)   Employee Benefits.

                  Purchaser will have no obligation or liability due to or because of any past service liability, vested benefits, retirement plan insolvencies or other obligation under local, state or federal law (including the Employee Retirement Income Security Act of 1974) resulting from the purchase of the Stations or from former employees of Grantor becoming employees of Purchaser. Nothing contained in this Agreement shall confer upon any employee of Grantor any right with respect to continued employment by Purchaser, nor shall anything herein interfere with any right Purchaser may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms or conditions of employment of the employees in the exercise of Purchaser's independent business judgement.

            (xi)  Adverse Conditions.

                  Seller does not know of any condition, including, but not limited to, pending or threatened litigation, which may materially and adversely affect the Stations' business prospects, other than changes in the ordinary course of business.

            (xii) Transmitter and Studio Sites.

                  The Stations' transmitter and studio sites are not the subject of any official complaint, notice of noncompliance or notice of violation of any applicable zoning ordinance or building code or regulation of the Federal Aviation Administration, Federal Occupational Safety and Health Administration or Federal Environmental Protection Agency, or regulations of local or state agencies or departments and no such violation is known to exist, and there is no zoning ordinance or building code or use or occupancy restriction or condemnation proceeding pending or, to the best of Seller's knowledge, threatened, which would include or impair the use of such real property or the improvements thereon by Purchaser, in the manner and for the purposes for which they are presently used.

            (xiii) Environmental Matters.

                  For the purposes of this paragraph the following terms shall have the following meanings: (1) the term "Hazardous Material" shall mean any material, substance or item that, whether by its nature or use, is subject to regulation as of the date of this Agreement under any Environmental Requirement, including but not limited to Polychlorinated Biphenyls, petroleum, pesticides, herbicides, asbestos and underground storage tanks; (2) the term "Environmental Requirements" shall collectively mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et seq.), Super Fund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), all as presently in effect, any regulation pursuant thereto presently in effect, or any other law, ordinance, rule, regulation, order or directive in effect as of the date of this Agreement addressing environmental, health or safety issues of or by any Governmental Authority, and (3) the term "Governmental

                  Authority" shall mean the federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions. Seller hereby represents and warrants to Purchaser that, to the best of the knowledge of Birnied Florie, the President of Grantor, (1) no Hazardous Material in reportable quantities are currently located at, on, in or under the Stations or the Stations Assets, (2) no Hazardous Material in reportable quantities have been or are currently located at, in, on or under the Stations or the Stations Assets in a manner which violates any Environmental Requirement, (3) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Stations or the Stations Assets onto or into any other property or from any other property onto or into the Stations or the Stations Assets has occurred or is occurring in reportable quantities; and (4) Grantor has received no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of any of the Stations or the Stations Assets, nor has any such notice been issued during Seller's ownership of the Stations or the Stations Assets which has not been fully satisfied and complied with in a timely fashion as to bring the Stations and the Stations Assets into full compliance with all Environmental Requirements.

            (xiv) Taxes.

                  Seller has, and as of the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies which are due, including any such taxes, assessments, excises and levies which, if due and not paid, would interfere with Purchaser's enjoyment or use of the Stations Assets, excepting such taxes, assessments and other levies which will not be due until or after the Closing Date and which are to be prorated between Seller and Purchaser pursuant to the provisions of
                  Section 3(b) hereof.

            (xv)  Insurance.

                  Grantor now has in force adequate fire and other risk insurance covering the full replacement value of the Real Property and tangible personal property to be transferred herein and shall cause such insurance to be maintained in full force until the Closing Date. Grantor also shall maintain in full force until the Closing Date adequate general public liability insurance in amounts consistent with broadcasting industry standards for similar stations. None of the assets to be conveyed herein has been adversely affected in any way as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, riot, Act of God or public enemy or any other casualty, whether or not covered by insurance.

            (xvi) All Necessary Assets.

                  The Stations Assets described in Section 1 and set forth in the Exhibits hereto, together with the Real Property and the Tower Lease Agreement for the FM Tower Site, constitute all of the assets, property and business owned, used or needed by Grantor or in which Grantor has any interest (other than the Excluded Assets) in carrying on the business and operation of the Stations as presently conducted. Other than the Excluded Assets, there are no other rights, assets or property owned, used or needed by Grantor in connection with the Stations or needed in the operation thereof.

            (xvii) Copyrights and Service Marks.

                  Except as set forth on Exhibit F hereto, Grantor does not own nor is possessed of or is licensed under any copyrights, patents, patent applications, service marks, trademarks, trade names, logos, emblems or slogans used in the conduct of the business of the Stations as now operated. There is no claim pending or threatened against Seller with respect to the alleged infringement of any such copyright, patent, patent application, service mark, trademark, trade name, logo, emblem or slogan owned by another, and to the best of Seller's knowledge, there is not any basis for any such claim.

            (xviii) FCC Filings.

                  None of the information contained in the representations and warranties of Grantor set forth in any filing made by it with the FCC with respect to the transfer of the Stations or the assignment of the licenses therefor contains or will contain any untrue statement of a material fact or omits or will omit any material fact.

            (xix) Conduct of Business.

                  Since July 1, 1997, Grantor has conducted the business of the Stations in the ordinary course.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

      Purchaser represents and warrants the following, which representations and warranties shall be true and correct as of the Closing Date as if expressly restated on said date.

      (a)   Organization.

            Purchaser is now, and will be as of the Closing Date, a corporation, duly organized, validly existing and in good standing under the laws of the State of __________, and qualified to do business in the State of Georgia and the State of South Carolina.

      (b)   Due Authorization.

            The execution, delivery and consummation of this Agreement have been duly authorized by the Board of Directors of Purchaser and no further corporate authorization, approval or consent is required.

      (c)   Binding Agreement.

            This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to its terms.

      (d)   No Conflicts.

            Subject to the FCC's approval of this transaction, the execution, delivery and consummation of this Agreement do not and will not conflict with any of the provisions of Purchaser's organizational documents or violate any provisions of law.

      (e)   FCC Approval.

            Purchaser knows of no reason why the FCC (i) would not approve an application for the assignment of the Stations' licenses to it or
            (ii) would require any type of waiver before approving an application for the assignment of the Stations' licenses to it.

      (f)   No Conflicting Agreements.

            There will not be as of the Closing Date any agreements, contracts, understandings or commitments which will restrain or inhibit the right of Purchaser to enter into this Agreement, make any representations or warranties herein and/or consummate any of the transactions contemplated herein.

      (g)   No Litigation.

            There are no suits, legal proceedings or investigations of any nature pending or, to Purchaser's knowledge, threatened against or affecting it that would affect Purchaser's ability to carry out the transactions contemplated by this Agreement.

      (h)   Representations and Warranties.

            The representations and warranties made by Purchaser in this Agreement are true and correct and are not, and will not be on the Closing Date, false or misleading individually or in the aggregate with respect to any material fact and do not and will not omit to state a material fact required to be stated therein when necessary in order to make the statements contained herein not materially false or misleading.

6. OPERATIONS PENDING CLOSING.

      Pending the closing hereunder and subject to the TBA referred to in
      Section 35 hereof, Seller shall itself or cause Grantor:

      (a)   Access to Stations.

            Give to Purchaser and its authorized representatives access during normal business hours to the properties, books and records of the Stations and the Stations Assets, and furnish Purchaser with such information concerning the same as Purchaser may reasonably request; provided, however, that

            Purchaser may not visit the Stations without the consent of Grantor, nor may Purchaser contact any current employee of Grantor without the consent of Grantor.

      (b)   Compliance with Laws.

            Comply with all material and applicable federal, state and local laws, ordinances and regulations, including, but not limited to, the Communications Act of 1934 and the Rules and Regulations of the FCC.

      (c)   Maintenance of Stations Assets.

            Keep, at is own expense, in a normal state of repair and operating efficiency the Stations Assets. On the Closing Date, the operation of the Stations and the technical equipment shall be in compliance with the FCC licenses and the FCC's Rules and Regulations and all other applicable laws and regulations and no citations, complaints or petitions shall be pending or, to Seller's knowledge, threatened against Seller or Grantor.

      (d)   Conduct of Business.

            Make all reasonable efforts to maintain the business reputation and financial condition of the Stations and preserve their customers, employees and suppliers. During the period from the date of this Agreement to the Closing Date, the business of Grantor shall be operated in ordinary course and in the same manner as operated prior to the execution hereof. On the Closing Date, there shall be outstanding no liability, judgment or litigation that could result in an encumbrance of, or otherwise substantially adversely affect, the assets, licenses and property being sold, assigned and transferred hereunder or the operation of the Stations.

      (e)   Salary Increases.

            Grant no salary increase to any officer or employee of the Stations, except normal merit, promotional and similar increases granted in the ordinary course of business and consistent with prior practice.

      (f)   Required Consents.

            Use its best efforts to obtain all of the consents noted on Exhibit K hereto, and in connection therewith promptly to commence and thereafter diligently prosecute application for all such consents, waivers and approvals required herein, and to keep Purchaser currently informed of the status thereof and of any difficulties encountered in obtaining same and promptly to advise Purchaser of all communications relevant to the transactions provided for in this Agreement received by Seller or Grantor from the FCC subsequent to the date hereof, and to furnish the Purchaser copies of all written communications and documents filed with the FCC by Seller or Grantor and received by Seller or Grantor from the FCC subsequent to the date hereof.

      (g)   Books and Records.

            Maintain the books of accounts and records of the Stations in the usual, regular and ordinary manner, in accordance with Grantor's standard accounting practices.

      (h)   Contracts.

            Not enter into or terminate any contract in an amount greater than $10,000 or for a term exceeding one year and to be assumed by Purchaser, or amend any provision of any contract in an amount greater than $10,000 or for a term exceeding one year and to be assumed by Purchaser, whether or not in the ordinary course of business, without the prior written consent of Purchaser, which consent will not be unreasonably withheld. Grantor shall not enter into any Trade Deal after execution of this Agreement which shall obligate Purchaser without Purchaser's prior written consent.

7. PURCHASER'S PERFORMANCE.

      The obligations of Purchaser hereunder are subject at its election to the conditions that on the Closing Date:

      (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects and the covenants and agreements of Seller to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to that effect.

      (b) The FCC authorizations, including those set forth on Exhibit B shall be assigned and transferred to Purchaser and shall contain no adverse modifications of the terms of such authorizations as they presently exist. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

      (c) Purchaser shall have received a written opinion of Hull, Towill, Norman and Barrett, Counsel for Seller, dated as of the Closing Date, in customary form and substance that:

            (i) Medical College of Georgia Foundation is a not for profit corporation duly organized and validly existing and in good standing under the laws of Georgia, has full power and authority to own its properties, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

            (ii) This Agreement has been duly authorized, executed and delivered by Seller, and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (iii) The sale of all of the Stations Assets to Purchaser hereunder has been duly authorized by all necessary action of Seller, and deed(s) of conveyance, bill(s) of sale and any and all other instruments delivered to Purchaser hereunder have been duly authorized, executed and delivered, and conform with all legal requirements to vest in Purchaser good and valid title to all the Stations Assets.

            (iv) The execution, delivery and performance of this Agreement and all of the documents executed in conjunction therewith by Seller do not violate any provisions of Seller's organizational documents or, to the best of counsel's knowledge, any provision of any material note, mortgage, agreement, franchise, order, arbitration award, judgment, law, ordinance or decree to which Seller is a party or by which Seller is bound.

            (v) To the best of the knowledge of such counsel, no action, claim, suit or proceeding or any investigation of any governmental authority is pending or threatened against or affecting Seller or the Stations or the Stations Assets which would affect such Stations Assets or the transactions contemplated by this Agreement.

      (d) Purchaser shall have received a written opinion of Holland & Knight LLP, FCC Counsel for Seller, dated as of the Closing Date, substantially in the form of Exhibit L hereto.

      (e) No suit, action or other proceeding against Seller or Grantor shall be pending before any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

      (f) The Tower Lease Agreement for the FM Tower Site shall be executed concurrently.

      (g) Seller shall have executed and delivered to Purchaser the documents required herein to be executed and delivered by it.

8. SELLER'S PERFORMANCE.

      Seller's performance is subject at its election to the conditions that, at the Closing Date:

      (a) All payments hereunder which are due and payable by Purchaser on the Closing Date shall have been paid in accordance with the terms of this Agreement, and Purchaser shall have executed all of the documents required of it herein.

      (b) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects, and the covenants and agreements of Purchaser to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Purchaser to that effect.

      (c) No litigation, investigation or proceeding of any kind shall have been instituted which would adversely affect the ability of Purchaser to comply with the provisions of this Agreement.

      (d) Seller shall have received an opinion of ______________________, Counsel for Purchaser, dated as of the Closing Date, in customary form and substance that:

            (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of ________, and Purchaser is authorized to do business in the State of Georgia and the State of South Carolina.

            (ii) Each of the documents executed and/or ratified by Purchaser in accordance with the terms of this Agreement has been duly authorized and/or ratified by all necessary corporate action.

            (iii) This Agreement has been duly authorized, executed and delivered by Purchaser and is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

            (iv) The execution, delivery and performance of this Agreement and all of the documents to be executed in conjunction therewith by Purchaser do not violate any provisions of Purchaser's organizational documents or, to the best of Counsel's knowledge, after reasonable investigation, any provision of any material note, mortgage, agreement, franchise, order, arbitration award, judgement, law, ordinance or decree to which Purchaser is a party or by which Purchaser is bound.

      (e) The Tower Lease Agreement for the FM Tower Site shall be executed concurrently.

9. FCC APPROVAL AND APPLICATION.

      (a) Consummation of the transactions contemplated hereunder is conditioned upon the FCC having given its prior consent in writing to the assignment to Purchaser of the FCC licenses and other authorizations set forth in Exhibit B hereto and such consent having become a Final Order. For purposes of this Agreement, such consent shall be deemed a Final Order when it is no longer subject to timely review by the FCC or by any court or, in the event of reconsideration upon its own motion or otherwise by the FCC or an appeal by any person to any court, upon the decision of such body becoming no longer subject to review. The condition of finality may be waived jointly by Seller and Purchaser.

      (b) The parties agree to proceed, as expeditiously as possible, but in no event later than ten (10) business days after the date of this Agreement, to file or cause to be filed an application requesting FCC consent to the transactions herein involved.

      (c) If the FCC has failed or refused to grant its Final written consent to the assignment of the aforesaid licenses and other authorizations and/or any other transactions contemplated to be consummated hereunder on or before December 31, 1998 (the "Termination Date"), Purchaser or Seller, at their respective options, may terminate this Agreement upon ten (10) days' prior written notice to the other, in which event this Agreement shall have no further force or effect; or if the delay in the FCC's action is due to the refusal or failure of either party to supply the FCC with information which the FCC has requested, only the party not at fault shall have the option of terminating this Agreement.

10. HART-SCOTT-RODINO FILING.

      In the event consummation of the transactions contemplated hereunder requires Purchaser and Seller to file with the United States Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all notifications and reports required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the parties hereto each agrees to supply to the other upon request all information needed to complete such notifications and reports and to proceed as expeditiously as possible (but in no event later than thirty
      (30) business days after the date hereof) to make the filing. Each party shall promptly apprise the other of the status of any inquiries made by the DOJ, FTC or any other governmental agency with respect to this Agreement or the transactions contemplated herein. All filing fees payable to the DOJ and the FTC with respect to such notifications and reports shall be paid by Purchaser.

11. DATE, NOTICE AND PLACE OF CLOSING.

      The date and time of closing ("Closing Date") shall be mutually agreed upon by Seller and Purchaser, but, in the absence of such agreement, shall not be more than ten (10) business days after all of the conditions to closing set forth in Sections 7, 8, 9 and 10 hereof are satisfied or waived. In the event of the inability of the parties to agree on the Closing Date, Seller shall have the right to fix the same on ten (10) days' prior written notice to Purchaser. The closing shall be held at a mutually agreeable location in Augusta, Georgia, or at such other location as shall be mutually agreed upon by Seller and Purchaser.

12. CONTROL OF STATIONS.

      Until the Closing Date, Grantor shall have complete control of the Stations, their equipment and operation. Purchaser shall be entitled, however, to notice of any significant problems or developments with the purpose that an uninterrupted and efficient transfer to Purchaser of the Stations and assets and all other assets and properties to be transferred hereunder may be accomplished.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations, warranties, covenants and agreements contained in this Agreement shall be true and correct on and as of the Closing Date as though such representations, warranties, covenants and agreements were made on and as of such time, and all such representations, warranties, covenants and agreements shall survive the closing hereunder; provided, however, that Seller shall have no liability for a misrepresentation or breach of warranty unless written notice of claim therefor specifying with particularity the facts upon which such claim is based has been given to Seller by Purchaser within one (1) year from the Closing Date.

14. RIGHTS OF INDEMNIFICATION; DEFAULT.

      (a) It is understood and agreed that Purchaser does not assume, and shall not be obligated to pay, any liabilities of Seller under the terms of this Agreement or otherwise and shall not be obligated to perform any obligations of Seller of any kind or manner except by reason of contracts expressly assigned and assumed by Purchaser hereunder, and, with respect to such contracts, only such obligations which arise subsequent to the Closing Date (or, if applicable, the TBA Commencement Date) or as is herein provided. Seller hereby agrees to indemnify and hold Purchaser, its successors and assigns, harmless from and against:

            (i) Claims, liabilities and obligations arising from the operation of the Stations prior to the Closing Date (or, if applicable, the TBA Commencement Date), including claims arising or required to be performed prior to the Closing Date (or, if applicable, the TBA Commencement Date) under any contract or instrument assumed by Purchaser hereunder; and

            (ii) Any and all damage or deficiency resulting from a material misrepresentation, breach of warranty or nonfulfillment of an agreement on the part of Seller under this Agreement, arising out of events occurring prior to the Closing Date (or, if applicable, the TBA Commencement Date), or from a material misrepresentation in or omission from any certificate or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and

            (iii) Any and all actions, suits, proceeding, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Purchaser as a result of Seller's failure or refusal to compromise or defend any claim incident to the foregoing provisions.

            Notwithstanding the foregoing, Seller shall not be required to indemnify Purchaser under the foregoing clauses (i), (ii) or (iii) unless the aggregate amount owed by Seller to Purchaser pursuant to the foregoing clauses (i), (ii) and (iii) exceeds $50,000, in which event Seller shall be required to indemnify Purchaser for the entire amount owed.

      (b) If any claim for which Purchaser is entitled to indemnity is asserted against Purchaser by a third party, Purchaser shall promptly give Seller notice thereof and give Seller an opportunity to defend the same with counsel of Seller's choice (subject to the approval of Purchaser, not to be unreasonably withheld or delayed) at Seller's expense. Purchaser, at Seller's expense, shall provide reasonable cooperation in connection with such defense. In the event that Seller desires to compromise or settle any such claim, Purchaser shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Purchaser, and Purchaser withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Seller's liability shall be limited to the amount of the proposed settlement and, upon payment of such sum to Purchaser, Seller shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Purchaser will undertake all legal costs and expenses in connection with any such claim. If Seller fails to defend any claim within a reasonable time, Purchaser shall be entitled to assume the defense thereof, and Seller shall be liable to Purchaser for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

      (c) Purchaser hereby agrees to indemnify and hold Seller and its successors and assigns harmless from and against:

            (i) Claims, liabilities and obligations arising from the operation of the Stations on or after the Closing Date (or, if applicable, the TBA Commencement Date), including claims arising or required to be performed on or after the Closing Date (or, if applicable, the TBA Commencement Date) under any contract or instrument assumed by Purchaser hereunder; and

            (ii) Any and all damage or deficiency resulting from a material misrepresentation, breach of warranty, nonfulfillment of any agreement or obligation, assumed or required to be assumed by Purchaser under this Agreement, or from a material misrepresentation in or omission from any certificate or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and

            (iii) Any and all actions, suits, proceedings, damages, assessments, judgements, costs and expenses, including reasonable attorneys' fees, incurred by Seller as the result of Purchaser's failure or refusal to defend or compromise any claim incident to any of the foregoing provisions.

      (d) If any claim covered by the foregoing indemnity is asserted against Seller by a third party, Seller shall notify Purchaser promptly and give Purchaser an opportunity to defend the same with counsel of Purchaser's choice (subject to the approval of Seller, not to be unreasonably withheld or delayed) at Purchaser's expense. Seller, at Purchaser's expense, shall provide reasonable cooperation in connection with such defense. In the event that Purchaser desires to compromise or settle any such claim and such compromise will adversely affect Seller, Seller shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Seller, and Seller withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Purchaser's liability shall be limited to the amount of the proposed settlement and, upon payment of such sum to Seller, Purchaser shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date,

            Seller will undertake all legal costs and expenses in connection with any such claims. If Purchaser fails to defend any claim within a reasonable time, Seller shall be entitled to assume the defense thereof, and Purchaser shall be liable to Seller for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgement.

      (e) In the event either party shall default in its obligations hereunder, such party shall have a period not to exceed fifteen (15) days after notice thereof by the other party in which to cure said default.

15. INDEMNIFICATION ESCROW.

      (a) On the Closing Date, Seller shall deposit in escrow with ____________, acting as the indemnification escrow agent on the parties' behalf ("Indemnification Escrow Agent"), a deposit in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) ("Indemnification Escrow") by bank wire transfer of immediately available funds, to be held in escrow for a period of twelve (12) months from the Closing Date in accordance with the terms and conditions of the Indemnification Escrow Agreement entered into between Seller, Purchaser and Indemnification Escrow Agent in the form of Exhibit M hereto.

      (b) The Indemnification Escrow Agent shall retain the Indemnification Escrow in accordance with the terms of the Indemnification Escrow Agreement as security for Seller's obligation to indemnify Purchaser as provided in Section 14 hereof. It is expressly understood that the amount of the Indemnification

            Escrow is not a limit upon Seller's liability for any breach of this Agreement or its indemnity obligations hereunder, provided, however, Seller's liability for any breach of this Agreement shall not exceed the Purchase Price.

16. ALTERNATIVE DISPUTE RESOLUTION.

      (a) Except as otherwise provided herein, in case any disagreement of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof ("Dispute") shall arise between the parties hereto, the parties shall first attempt in good faith to resolve the Dispute promptly by negotiation between executives who have authority to settle the Dispute. If the Dispute cannot be resolved through negotiation, either party may initiate mediation of the Dispute as hereinafter provided.

      (b) If the Dispute has not been resolved by negotiation as hereinabove provided, the parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 16 before resorting to arbitration. Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who (i) has the qualifications and experience set forth in paragraph (c) of this Section 16 and (ii) is selected as provided in paragraph (d) of this Section 16.

      (c) Unless the parties agree otherwise, the mediator shall be a lawyer licensed in the State of Georgia (i) who is or has been a partner in (or counsel to) a highly respected law firm for at least 15 years as a practicing attorney specializing in either general commercial litigation or general corporate and commercial matters and (ii) who has had both training and experience as a mediator.

      (d) Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within 15 days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within 10 days after the delivery of the Counter- Notice, the Initiating Party may designate a person to serve as the mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list, and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (c) hereof. If they are unable to agree, then the mediator will be selected by the President of the AAA.

      (e) Within 30 days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least six hours, it being agreed that each party representative attending such mediation session shall be an executive with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event the Dispute shall be resolved by arbitration as hereinafter provided.

      (f) The costs of the mediation shall be shared equally between the parties.

      (g) If the Dispute is not settled by negotiation or mediation, then the Dispute shall be decided by arbitration. Arbitration shall be initiated by either party giving written notice to arbitrate to the other party, stating the question to be arbitrated and the name of the arbitrator selected by that party. Within ten (10) days of the date of said notice to arbitrate certificate, the other party shall select and give written notice of its arbitrator to the initiating party. The two arbitrators so selected shall select a third arbitrator and give written notice within five (5) days after the second arbitrator is chosen. The arbitration shall be conducted solely by the third arbitrator, who shall hear evidence and make an award within twenty (20) days after the notice of selection of the third arbitrator is given to the parties, which award, when signed by the third arbitrator, shall be final. If either party shall refuse or neglect to appoint an arbitrator within ten (10) days after the other shall have appointed an arbitrator and given written notice to arbitrate to the other, requiring such party to appoint an arbitrator, then the arbitrator so appointed by the first party shall have power to proceed to arbitrate and determine the matters of disagreement as if he were an arbitrator appointed by both the parties hereto for that purpose, and his award in writing signed by him shall be final; provided that such award shall be made within fifteen (15) days after such refusal or neglect of the other party to appoint an arbitrator. The party against which such award is made shall pay all costs and expenses of the arbitration.

      (h) Any arbitration pursuant to this Section 16 shall be conducted in Augusta, Georgia, and governed by the Federal Arbitration Act and administered by the AAA under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR panels, and (ii) have practiced law for at least 15 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters. The arbitrator shall base its award on applicable law and judicial precedent and include in such award a statement of the reasons upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

17. BROKER'S FEE.

      Seller and Purchaser represent and warrant to the other that it has not retained, and is not obligated to, any person or entity for brokerage, finder's fees or commission or other similar charges resulting from or arising out of the transactions contemplated in this Agreement, and each party hereby indemnifies and holds the other party harmless from payment of any such fees, commissions or charges.

18. SELLER'S PERFORMANCE AT CLOSING.

      At the closing hereunder, Seller shall:

      (a) Deliver to Purchaser an executed General Conveyance, Bill of Sale, Assignment and Assumption, substantially in the form of Exhibit N hereto, which General Conveyance, Bill of Sale, Assignment and Assumption shall include, but not be limited to, an assignment to Purchaser of (i) the licenses and all other authorizations listed on Exhibit B, used in the operation of the Stations, transferring the same to Purchaser, (ii) good and marketable title to all tangible personal property described on Exhibit C hereof (subject to changes in the ordinary course of business since the date hereof),
            (iii) the contracts, leases and agreements described on Exhibits D and E hereof, (iv) the copyrights and service marks listed on Exhibit F hereof, and (v) all right, title and interest of Seller in and to the intangible assets, free and clear of all mortgages, liens, attachments, conditional sales contracts, claims or encumbrances of any kind except liens for ad valorem taxes not yet due and payable.

      (b) Deliver to Purchaser at the Stations the files, records and logs referred to in Section 1(f) hereof.

      (c) Deliver to Purchaser a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the transactions described herein.

      (d) Deliver to Purchaser the written opinion of Hull, Towill, Norman and Barrett, dated as of the Closing Date, pursuant to the provisions of this Agreement.

      (e) Deliver to Purchaser the written opinion of Holland & Knight LLP, dated as of the Closing Date, pursuant to the provisions of this Agreement.

      (f) Deliver to Purchaser a certificate signed by a duly authorized officer of Seller and dated as of the Closing Date to the effect that all representations and warranties set forth in this Agreement shall be true and correct as of and as if made on the Closing Date and that, to Seller's knowledge, no event of default shall have occurred and be continuing on the Closing Date which, with lapse of time or giving of notice, or both, would constitute a default by Seller under this Agreement.

      (g) Deliver to Purchaser Uniform Commercial Code lien searches from Richmond County, Georgia, the Georgia Secretary of State, Aiken County, South Carolina and the Secretary of State of South Carolina dated as of a date not more than five (5) days prior to the Closing Date and showing no Uniform Commercial Code, judgment, tax or other lien filings against the Stations Assets, other than security interests or other filings which will be released at closing.

      (h) Deliver to Purchaser such other instruments and documents as may be reasonably requested by Purchaser to effectuate the transactions contemplated hereby.

      (i) Deposit with the Indemnification Escrow Agent by wiring immediately available funds in the Indemnification Escrow.

19. PURCHASER'S PERFORMANCE AT CLOSING.

      At the closing hereunder, Purchaser shall:

      (a) Pay by wiring immediately available funds the monies payable at the closing.

      (b) Deliver to Seller an executed counterpart of the General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form of Exhibit N hereto, and such other instruments as Seller may reasonably require evidencing Purchaser's assumption and agreement to perform all of the contracts and agreements assigned to it hereunder and evidencing

            Purchaser's acceptance and conveyance of title to the personal property and other assets assigned and conveyed to it hereunder.

      (c) Deliver to Seller a certified copy of the resolutions of Purchaser's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions described herein.

      (d) Deliver to Seller the written opinion of [legal counsel] dated as of the Closing Date, pursuant to the provisions of this Agreement.

      (e) Deliver to Seller a certificate signed by a duly authorized officer of Purchaser and dated as of the Closing Date to the effect that all representations and warranties set forth in this Agreement shall be true as of and as if made on the Closing Date and that, to Purchaser's knowledge, no event of default shall have occurred and be continuing on the Closing Date which, with lapse of time or giving of notice, or both, would constitute a default by Purchaser under this Agreement.

      (f) Deliver to Seller such other instruments and documents as may be reasonably requested by Seller to effectuate the transactions contemplated hereby.

20. EVENTS OF TERMINATION; DISBURSEMENT OF DEPOSIT.

      (a)   Failure to Close without Fault.

            In the event that (i) each of the parties hereto shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing Date and shall not have breached any representation, warranty, covenant or agreement of such party contained in this Agreement, which breach has a material adverse effect upon the other party, but (ii) the closing shall nevertheless fail to take place (without any fault on the part of any party) prior to the Termination Date because one or more conditions to the closing in Sections 7,8, 9 and 10 hereof shall not have been satisfied or waived, this Agreement shall terminate, and the Deposit, together with any interest earned thereon, shall be returned to Purchaser.

      (b)   Disbursement of Deposit to Seller.

            If the conditions to closing specified in Sections 9(a) and 10 hereof shall have been satisfied and either (i) Purchaser shall default in the performance of any of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Seller shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or (ii) (1) pursuant to the terms of this Agreement, Purchaser shall be obligated to purchase the assets and properties hereunder, (2) Seller shall have duly satisfied each of the conditions of Section 8 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the Closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the Closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by

            Purchaser, and (3) Purchaser shall nevertheless fail to purchase the assets and properties in accordance herewith, Seller shall have the right to terminate this Agreement, upon written notice to Purchaser, and the Deposit, together with any interest earned thereon, shall be disbursed to Seller in accordance with the terms of the Escrow Agreement. The parties agree that such disbursement of the Deposit is not a penalty and is a reasonable estimation of damages actually incurred.

            INITIAL HERE:           SELLER:  _______

                                    PURCHASER:  _______

      (c)   Return of Deposit to Purchaser.

            If the conditions to closing specified in Sections 9(a) and 10 hereof shall have been satisfied and either (i) Seller shall default in the performance of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Purchaser shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or
            (ii) (1) pursuant to the terms of this Agreement, Seller shall be obligated to sell the assets and properties hereunder to Purchaser,
            (2) Purchaser shall have duly satisfied each of the conditions of
            Section 7 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by Seller, and (3) Seller shall nevertheless fail to sell the assets and properties to Purchaser in accordance herewith, Purchaser shall have the right to terminate this Agreement, upon written notice to Seller, and the Deposit, together with any interest earned thereon, shall forthwith be returned to Purchaser.

      (d)   Mutual Agreement.

            This Agreement may be terminated at any time by mutual agreement of Seller and Purchaser, in writing, and the Deposit, together with any interest earned thereon, shall be delivered in accordance with the mutual agreement of the parties.

21. SPECIFIC PERFORMANCE.

      The parties recognize that if Seller refuses to close as and when required under the provisions of this Agreement, monetary damages will not be adequate to compensate Purchaser for its injury. Purchaser shall therefore be entitled, in addition to a right to collect money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

22. BULK SALES LAW.

      Purchaser hereby waives compliance by Seller with the provisions of all bulk sales laws, or other similar provisions, but Seller agrees to indemnify and hold Purchaser harmless for any claims arising thereunder.

23. ASSET ACQUISITION STATEMENT.

      The parties shall each file Internal Revenue Service Form 8594 in a timely manner after the Closing Date and in accordance with the purchase price allocation determined in accordance with Section 2(a) hereof.

24. EXHIBITS AND SCHEDULES.

      All exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein as if fully set forth herein.

25. ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

      This Agreement shall not be assigned to a third party without the prior written consent of the other party. In the event of an approved assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

26. CONSTRUCTION.

      This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, excluding the choice of law rules thereof.

27. COUNTERPARTS.

      This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

28. NOTICES.

      All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

      (a)   If to Purchaser, then to:


            With a copy (which shall not constitute notice) to:

      (b)   If to Seller, then to:

                       Medical College of Georgia Foundation
                       Alumni Center
                       919 15th Street
                       Augusta, GA  30912
                       Attention:  James B. Osborne, Ph.E.
                       (Voice) 706-821-4001
                       (Fax) 706-721-6723

            With a copy (which shall not constitute notice) to:

                       Edward W. Hummers, Jr., Esquire
                       Holland & Knight LLP
                       2100 Pennsylvania Avenue, NW
                       Suite 400
                       Washington, DC  20037
                       (Voice) 202-457-7145
                       (Fax) 202-955-5564

            and

                       Mark S. Burgreen, Esquire
                       Hull, Towill, Norman and Barrett
                       Trust Company Bank Building
                       7th Floor
                       P.O. Box 1564
                       Augusta, GA  30903-1564
                       (Voice) 706-722-4481
                       (Fax) 706-722-9779

      Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

29. ADDITIONAL DOCUMENTS.

      Prior to, on or subsequent to the Closing Date, each party to this Agreement shall, at the request of the other, furnish, execute and deliver such documents and instruments as the requesting party shall reasonably require as necessary or desirable to implement and consummate the transactions contemplated hereunder.

30. PARAGRAPH HEADINGS.

      Paragraph headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret, in whole or part, any of the terms or provisions of this Agreement.

31. ENTIRE AGREEMENT.

      This Agreement, together with the Exhibits attached hereto, contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally. No attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

32. EXPENSES.

      Except as otherwise expressly provided in this Agreement, each party shall bear its own legal, accounting and other expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby.

33. ATTORNEYS' FEES.

      In the event of a dispute between or among any of the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other party or parties.

34. CONFIDENTIALITY.

      Except as necessary for the consummation of the transactions contemplated hereby, each party hereto will keep confidential any information which is obtained from the other party in connection with the transactions contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transactions contemplated hereby.

35. TIME BROKERAGE AGREEMENT.

      The parties acknowledge that simultaneously with the execution of this Agreement, Grantor and Purchaser shall enter into the TBA substantially in the form of Exhibit O, consistent with FCC rules and regulations, for the period prior to the Closing Date, providing for the operation of the Stations by Purchaser. If the Grantor and Purchaser enter into the TBA, purchaser shall not have any claim or right, including, without limitation, any right to terminate this Agreement, due to the inaccuracy of any representation or warranty, the breach of any covenant, or the failure of any condition resulting from the operation of the Stations by Purchaser under the TBA.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.

                              PURCHASER:

                              ----------------------------------------


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              SELLER:

                              MEDICAL COLLEGE OF GEORGIA FOUNDATION


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                             WBBQ AGREEMENT OF SALE

                                     BETWEEN

                      MEDICAL COLLEGE OF GEORGIA FOUNDATION

                                       AND

                             ----------------------

                                List of Exhibits
                                ----------------

Exhibit A                           Agreement to Transfer Assets

Exhibit B:                          FCC Licenses and Authorizations

Exhibit C:                          Assets Other Than Real Property

Exhibit D:                          Contracts, Leases and Agreements

Exhibit E:                          Trade Deals

Exhibit F:                          Copyrights and Service Marks

Exhibit G:                          Real Property

Exhibit H:                          Tower Lease Agreement

Exhibit I:                          Allocation of Purchase Price

Exhibit J:                          Escrow Agreement

Exhibit K:                          Required Consents

Exhibit L:                          Form of FCC Counsel Opinion

Exhibit M:                          Indemnification Escrow Agreement

Exhibit N:                          General Conveyance, Bill of Sale,
                                    Assignment and Assumption

Exhibit O:                          Form of Time Brokerage Agreement